Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

KinderCare Learning Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1) (2)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid	Equity	Common stock, par value $0.01 per share,	Rule 457(o)			$$100,000,000	0.0000927	$9,270.00

Total Offering Amounts						$100,000,000		$9,270.00

Fees Previously Paid(3)								$9,270.00

Total Fee Offsets								$0.00

Net Fee Due								$0.00

(1)	Includes shares of common stock that may be sold if the underwriters fully exercise their option granted by the Registrant to purchase additional shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)	The Registrant previously paid a total of $57,703.59 in connection with the prior filing of the registration statement.